Exhibit 99.1

KE DRAFT: 4/4/16

Attorney Work Product

Privileged & Confidential

Resolute Energy Corporation

8.50% Senior Unsecured Notes Exchange

Summary of Indicative Terms and Conditions

April 4, 2016

The following outline is a summary of the proposed terms of an exchange (the “Exchange”) of outstanding 8.50% Senior Notes due 2020 (the “Existing Unsecured Notes”) issued by Resolute Energy Corporation (the “Issuer”) for new Senior Secured Third Lien Notes due 2020 (the “Third Lien Notes”).

This Summary of Indicative Terms and Conditions is intended merely as an outline of certain of the material terms of the proposed Exchange and Third Lien Notes.  It is not intended to limit the scope of discussion and negotiation of any matters not consistent with the specific matters set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of April 25, 2012, among the Issuer, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, governing the Existing Unsecured Notes.

Exchange Terms:

Exchange Ratio: 65% (ie. $650 aggregate principal amount of Third Lien Notes issued for each $1,000 aggregate principal amount of Existing Unsecured Notes).

Aggregate Principal Amount Participating in Exchange: $[212] million of Existing Unsecured Notes plus up to an additional $30 million of Existing Unsecured Notes at Issuer’s discretion.

Treatment of Accrued and Unpaid Interest on Existing Unsecured Notes subject to the Exchange: To be paid upon closing of the Exchange in cash.

Implementation of Exchange: Private exchange of Notes to be completed on a Section 4(a)(2) basis.

Equity:

6.3 million aggregate warrants issued pro rata to the holders of the $242 million of Existing Unsecured Notes participating in the Exchange), each of which will be exercisable for one share of the Issuer’s common stock, at a price equal to the 30 day volume weighted average price per share calculated on the closing date, at any time prior to February 1, 2020, and subject to customary adjustments for stock splits and reverse splits (the “Warrants”). The Warrants will be detached from the Third Lien Notes and be issued pursuant to a separate Warrant Agreement.

Issuer:	Resolute Energy Corporation, a Delaware corporation.
Issue:	Senior Secured Third Lien Notes.
Interest Rate:	11.50% cash interest p.a.
Interest Payment Date:	February 1 and August 1 of each year, beginning on August 1, 2016.
Maturity Date:	February 1, 2020.

Registration:	None.[1]
Collateral:

The Third Lien Notes will be secured by a third lien security interest in all the collateral securing the Issuer’s existing revolving credit facility and second lien term loan facility (other than the currently not-mortgaged midstream assets addressed below), subject to a customary intercreditor agreement as described below.  In connection with the Exchange, the collateral requirements will be modified to require mortgages on substantially all of the Issuer’s oil and gas properties in Reeves County, Texas, 100% of the oil and gas properties located in San Juan County, Utah and, in the aggregate, at least 90% of the total value attributable to all oil and gas properties of the Issuer, subject to customary exclusions to be agreed upon by the first and second lien lenders. Oil and gas properties to be mortgaged are subject to diligence. The Issuer’s midstream assets currently are not fully mortgaged and will not initially be included in the collateral securing the Third Lien Notes. To the extent such midstream assets ultimately secure the Issuer’s existing revolving credit facility and second lien term loan, a third lien security interest in the midstream assets will be granted on such assets.

Intercreditor Agreement:

New intercreditor agreement with Wells Fargo Bank, National Association and Highbridge Principal Strategies LLC, reflecting a third lien consistent with similar exchanges [and to include a customary “purchase option” with respect to 2L debt in the event of a voluntary or involuntary bankruptcy filing].[2]

[1]	NTD: Issuer to assist with transferability of Third Lien Notes via issuing Third Lien Notes without legend upfront (as 144 holding period can be tacked to Existing Unsecured Notes).
[2]

NTD: Issuer has not been able to negotiate such term, but is willing to request this term from Highbridge Principal Strategies LLC. The following items will not be included in the new Intercreditor agreement:

•	Exchanging holders maintain all rights and remedies as unsecured creditors.
•

Reasonable protections regarding the process for the sale of assets, including (x) right to object to the bidding procedures for any sale process (that may be asserted by unsecured creditors) and (y) restrictions on sale of assets pursuant to a chapter 11 plan (e.g., to prevent payments to unsecured creditors prior to payment of the Third Lien Notes in full).

•	1L/2L debt holders required to support any plan proposed by Third Lien noteholders that results in 1L/2L debt being repaid in full.

Debt/Lien Covenants:

Substantially similar to the Existing Unsecured Notes with the following modifications:

•Liens securing Indebtedness incurred under the credit facilities basket will be limited to first, second and third lien debt (i.e. Third Lien Notes to count against credit facilities basket).

•No reduction to the amount of the existing credit facilities basket or other debt or lien baskets.

•Third lien debt will be capped at the aggregate principal amount of Third Lien Notes issued in the Exchange.

•Future first lien and second lien debt may not be incurred other than pursuant to an issuance for cash consideration:

oFirst, second or third lien debt may not be issued in an exchange offer or privately negotiated exchange transaction for Existing Unsecured Notes.

oFirst or second lien debt may not be issued in an exchange offer or privately negotiated exchange transaction for Third Lien Notes.

oShould the Issuer seek to refinance its Second Lien Term Loan, the Issuer will have the obligation to notify Monarch Alternative Capital LP, Panning Capital Management, LP and Claren Road Asset Management, LLC, provided in each case that such holder continues to hold at least 25% in aggregate principal amount of the Third Lien Notes received by such holder in the Exchange, and to provide such holders the opportunity to make a proposal to the Issuer regarding such refinancing, but no other obligation beyond the obligation set forth above.

•[Production Payments] and [Forward Sales] to be included in the definitions of “Indebtedness” and “Liens.”[3]

Restricted Payments:

Substantially similar to the Existing Unsecured Notes with the following modifications:

•The restricted payment covenant will be amended to limit redemption or repurchase of unsecured debt, subordinated debt, and equity, and to limit dividends.

•The restricted payment builder basket will be consistent with Existing Unsecured Notes except:

oThe initial capacity will build from the issue date of the Third Lien Notes.

oIn addition to any repurchases permitted under the builder basket or other available baskets, the definition of “Permitted Payment” expanded to include a standalone basket for $25 million in cash payments, all of which may be used for the redemption or repurchase of unsecured debt and subordinated debt, and $20 million of which may be used for the redemption or repurchase of equity and the payment of dividends on equity consistent with the existing revolving credit facility and second lien term loan facility, provided that if Existing Unsecured Notes are to be repurchased using this standalone $25 million basket, the cash consideration for any such repurchase may not exceed $325 per $1,000 principal amount of Existing Unsecured Notes.

[3]	NTD: Appropriate definitions to be discussed to ensure compliance with existing revolving credit facility and second lien term loan facility.

Asset Sales:

Substantially similar to the Existing Unsecured Notes with the following modifications:

•Proceeds of Asset Sales cannot be used to repurchase or repay unsecured debt while secured debt is outstanding (other than pursuant to new $25 million Existing Unsecured Notes repurchase RP basket).

Consent Fee Sharing:

Equal payment of any consent fee paid to holders of second lien debt for amendments or waivers of second lien debt documents relating to amending financial covenants, debt and liens and restricted payments.

Events of Default:

Substantially similar to the Existing Unsecured Notes with the following modifications:

•Customary Event of Default for failure to maintain collateral requirements or comply with security documents or intercreditor agreements.

•Redemption amount (including, if applicable, the make-whole redemption amount) to be paid upon any acceleration of the Third Lien Notes.

Optional Redemption:

The Issuers may redeem all or a portion of the Third Lien Notes on and after the following dates and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Third Lien Notes redeemed during the twelve-month period beginning on [February] 1 of the years indicated below:

Year – Optional Redemption Price

•2017 – Par plus 75% coupon

•2018 – Par plus 37.5% coupon

•2019  and thereafter – Par

Conditions Precedent:

Customary conditions precedent, including without limitation:

•Satisfactory documentation and diligence.

•Receipt of customary legal opinions.

•Receipt and review of first and second lien debt documents amended in connection with the Exchange.

•Payment of fees, costs and expenses of exchanging holders.

•No Event of Default under existing debt documents.

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